Exhibit 10.45
THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.
THIS SECURED PROMISSORY NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF FEBRUARY 24, 2023, BY AND AMONG REGIONS BANK, CP7 WARMING BAG, LP., BURGERFI INTERNATIONAL, INC., PLASTIC TRIPOD, INC. AND THE OTHER PARTIES THERETO (AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), AND IS SUBORDINATED TO THE PRIOR PAYMENT-IN-FULL OF THE SENIOR INDEBTEDNESS, WITH ANY LIENS SECURING THE SECURED PROMISSORY NOTE SUBORDINATED TO THE LIENS SECURING THE SENIOR INDEBTEDNESS, ALL TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE SUBORDINATION AGREEMENT.

SECURED PROMISSORY NOTE

$15,100,000.00    February 24, 2023

For value received, the undersigned, BURGERFI INTERNATIONAL, INC., a Delaware corporation (“Parent”), and PLASTIC TRIPOD, INC., a Delaware corporation (together with Parent, individually and collectively, “Borrower”), hereby jointly and severally promise to pay to the order of CP7 WARMING BAG, L.P. (together with its successors and assigns, “Lender”), the principal sum of FIFTEEN MILLION ONE HUNDRED THOUSAND DOLLARS ($15,100,000.00), together with interest on the unpaid principal balance hereunder, at the rate and payable as set forth below. Capitalized terms not otherwise defined in this Secured Promissory Note (this “Note”) shall have the meanings set forth in Section 16 below. All other terms contained in this Note, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
1.    REPAYMENT OF PRINCIPAL
(a)    Repayment. The principal amount of the Term Loan, the unpaid interest thereon, and all other Obligations relating to the Term Loan shall be immediately due and payable on the Maturity Date. In the event the Borrower fails to repay the Obligations relating to the Term Loan

[Signature page to Secured Promissory Note]

on or prior to the Maturity Date, Lender may exercise all right and remedies available to it under this Note and applicable law.
(b)    Optional Prepayment. Commencing on the date on which the Senior Obligations shall have been Paid-In-Full, and at all times thereafter, Borrower may prepay the principal of and accrued interest on this Note from time to time and at any time, in whole or in part, without premium or penalty.
2.    PAYMENT OF INTEREST
(a)    Interest. Subject to Section 2(b), the principal amount outstanding under the Term Loan shall accrue interest at a rate equal to four percent (4.0%) per annum, with such interest accruing daily and compounding monthly on the first day of each month such that all accrued interest through such date (“PIK Interest”) shall be added to the principal amount with interest continuing to accrue on such amount thereafter. Such interest shall begin to accrue on the date following the date hereof and continue to accrue on the sum of (i) the unpaid principal amount, plus (ii) all other unpaid costs, expenses and other amounts payable hereunder until payment of all such amounts payable hereunder is received by the Lender in full.
(b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is two percentage points (2.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Expenses which are required to be paid by Borrower pursuant to this Note (including, without limitation, Lender Expenses subject to the limitations set forth herein) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.
(c)    Interest Computation. Interest shall be capitalized monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.
3.    LENDER EXPENSES
Borrower shall pay to Lender all Lender Expenses (including reasonable attorneys’ fees and expenses of Lender’s outside counsel) incurred in connection with the preparation, negotiation and documentation of this Note and all other documentation executed in connection with this Note and due diligence in connection therewith.
4.    PAYMENTS; APPLICATION OF PAYMENTS
(a)    All payments to be made by Borrower under this Note shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.

When a payment is due on a day that is not a Business Day, the payment shall be due the next succeeding Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)    Payments hereunder shall be applied first to Lender Expenses due and payable hereunder, second to accrued but unpaid interest due and payable hereunder and third to outstanding principal.
5.    SECURITY INTEREST
(a)    To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing, second priority security interest in and to, and lien on, all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.
(b)    Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest and shall cause its financial statements to reflect such security interest.
(c)    Borrower shall take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in and lien on the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral. By its signature hereto, Borrower hereby authorizes Lender to file against Borrower, one or more financing, continuation or amendment statements pursuant to the Code in form and substance satisfactory to Lender (which statements may have a description of Collateral as “all assets” and/or “all personal property” of Borrower). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to and payable by Borrower immediately on demand, to the extent permitted under the Subordination Agreement.
(d)    Borrower shall not create, incur, assume or permit to exist, any lien (other than Permitted Liens) upon or with respect to any assets in which Lender now or hereafter holds as a security interest.
6.    CONDITIONS PRECEDENT
Lender’s obligation to make the Term Loan is subject to the following conditions precedent, unless waived in writing by Lender:
(a)    this Note and the Guaranty shall have been duly executed and delivered by Borrower to Lender;
(b)    Lender and the Senior Administrative Agent shall have entered into the Subordination Agreement, in form and substance satisfactory to Lender;

(c)    Lender, as seller, and certain other parties, as buyers, shall have entered into that certain Stock Purchase Agreement, dated as of February 24, 2023, in form and substance satisfactory to Lender and the Closing (as defined therein) shall have occurred;
(d)    Lender shall have received satisfactory evidence that Parent’s Board of Directors approved, and Parent filed with the appropriate Governmental Authorities, an amended and restated certificate of designation, in form and substance satisfactory to Lender, setting forth the terms of Parent’s preferred stock;
(e)    Lender shall have received certified articles of incorporation or organization (or equivalent), good standing certificates (with respect to the applicable jurisdiction of incorporation or organization of each Credit Party), certified copies of bylaws, operating agreements, partnership agreements, and other Organizational Documents of the Credit Parties, customary authorizing resolutions of the appropriate governing body of each Credit Party, and customary incumbency certificates for each Credit Party; provided that, to the extent any of the foregoing certified copies of bylaws, operating agreements, partnership agreements and other Organizational Documents of the Credit Parties, as applicable, have not been modified, restated, annulled, rescinded, revoked or repealed since November 3, 2021, then an Authorized Officer of such Credit Party may deliver a certificate certifying as such along with the delivery of the same; and
(f)    all governmental and third-party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Credit Parties and their Subsidiaries (if any) shall have been obtained on satisfactory terms and shall be in full force and effect.
7.    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender as follows:
(a)    Existence and Power. Borrower (a) is and will continue to be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Note and the other credit documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing, and could not be reasonably expected to have, a Material Adverse Effect.
(b)    Authority. Borrower is, and will continue to be, duly empowered and authorized to enter into, and grant security interests in its property, pursuant to and perform its Obligations under this Note, and all other instruments and transactions contemplated hereby or relating hereto, and to continue its business as currently conducted, except for (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Lender for filing and/or recordation, (b) those consents, approvals, notices or other actions, the failure of which to obtain or make would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (c) other filings, recordings or consents which have been obtained or made, as applicable. The execution, delivery and performance by Borrower of this Note, and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized, are enforceable against Borrower in accordance with their terms, and do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Borrower, or any of its property, including without limitation, Borrower’s formation, organizational or constituent documents.
(c)    Title to Collateral; Liens. Subject to Permitted Liens and the security interest granted to Lender, Borrower is now, and will at all times hereafter be, the true, lawful and sole owner of all the Collateral, and the Collateral now is, and will hereafter remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims. Lender now has, and will hereafter continue to have, a fully perfected and enforceable second priority security interest in all of the Collateral, and Borrower will at all times defend the Collateral against all claims and demands of others.
(d)    Solvency. Borrower, individually, and the Credit Parties and their subsidiaries taken as a whole on a consolidated basis are and, upon the incurrence of the Indebtedness evidenced by this Note, will be, Solvent.
(e)    Tax Returns. Borrower has filed all federal and state income and other material tax returns and reports required to be filed, and has paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon itself or its respective properties, assets, income, businesses and franchises otherwise due and payable, except those being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.
(f)    No Default. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, except in each case where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
(g)    Compliance with Laws. The Credit Parties are in compliance with the Anti-Terrorism Laws.
(h)    Senior Credit Agreement. As of the close of business on February 23, 2023, Borrower is indebted to Senior Administrative Agent and the Senior Lenders pursuant to the terms of the Senior Credit Agreement in the aggregate principal amount of $58,507,429.85, together with all interest accrued on said amount and all costs, expenses and other charges now owed by Borrower to Lender in accordance with the Loan Documents.

(i)    Other. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (i) has complied in all material respects with all Requirements of Law, and (ii) has not violated any Requirements of Law, the violation of which could reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Parent and the Borrower of this Note, the transactions contemplated hereby, the performance by Borrower of its obligations hereunder, do not and will not violate any provisions of ERISA.
8.    COVENANTS
(a)    Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely (i) to refinance the Delayed Draw Term Loan in full and (ii) for working capital and general corporate purposes.
(b)    Avoidance Claims.
(i)    Borrower shall indemnify Lender from any loss (including defense costs, expenses and attorneys’ fees) arising out of the assertion, defense, or judgment or otherwise of any Avoidance Claim, and shall pay to Lender on demand the amount thereof.
(ii)    Borrower shall notify Lender within three (3) Business Days after Borrower becomes aware of the assertion of an Avoidance Claim.
(iii)    This clause (b) shall survive termination of this Note for a period of two years.
9.    EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (each, an “Event of Default”) under this Note:
(a)    Borrower fails to pay (i) the principal of the Term Loan when due, whether at stated maturity, by acceleration or otherwise, or (ii) within three (3) Business Days of when due any interest on any Obligations or any fee or any other amount due hereunder;
(b)    (i) Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make any assignment for the benefit of creditors, or (ii) Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due;

(c)    An involuntary case shall be commenced against the Borrower under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(d)    Breach by Borrower of any other provision, agreement, representation, warranty or covenant set forth in this Note and such breach remains unremedied for thirty (30) days after written notice from Lender to Borrower of such breach.
10.    LENDER’S RIGHTS AND REMEDIES
(a)    After the occurrence of an Event of Default and for so long as such Event of Default has not been cured to Lender’s satisfaction or waived by Lender in writing, as long as any Obligations remain outstanding hereunder, Lender may, without notice or demand, do any or all of the following:
(i)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 9(b) or (c) occurs, all Obligations are immediately due and payable without any action by Lender);
(ii)    apply to the Obligations any (A) balances and deposits of Borrower it holds, or (B) any amount held by Lender owing to or for the credit or the account of Borrower;
(iii)    take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Lender without judicial process to enter onto any of Borrower’s premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Lender deems necessary in order to complete the enforcement of its rights under this Note or any other agreement; provided, however, that, should Lender seek to take possession of any or all of the Collateral by court process or through a receiver, Borrower hereby irrevocably waives: (A) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof; (C) any requirement that Lender retain possession of and not dispose of any such Collateral until after trial or final judgment;
(iv)    (A) require Borrower to assemble any or all of the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower, and to remove the Collateral to such locations as Lender may deem advisable; (B) place a receiver in exclusive control of Borrower’s business and/or any or all of the Collateral, in order to assist Lender in enforcing its rights and remedies; (C) sell, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Lender obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale; (D) demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Indebtedness and general intangibles comprising part or all of the Collateral; or (E) demand and receive possession of any of Borrower’s federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Lender shall have the right to conduct such disposition on Borrower’s premises without charge for such time or times as Lender deems fit, or on Lender’s premises, or elsewhere and the Collateral need not be located at the place of disposition. Lender may directly or through any affiliate purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral by Lender shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition at the time of sale. Any and all reasonable and documented attorneys’ fees, expenses, costs, liabilities and indebtedness incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations and shall be due on demand; and
(v)    exercise all rights and remedies available to Lender at law or equity, including all remedies provided under the Code.
(b)    After the occurrence of an Event of Default and for so long as such Event of Default has not been cured to Lender’s satisfaction or waived by Lender in writing, as long as any Obligations remain outstanding hereunder, Lender shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, or otherwise, to the Obligations. Lender shall pay any surplus to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.
(c)    Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Note shall not waive, affect, or diminish any right of Lender or thereafter to demand strict performance and compliance herewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Note are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Note or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
(d)    Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.
(e)    Power of Attorney. After the occurrence of an Event of Default and for so long as such Event of Default has not been cured to Lender’s satisfaction, waived by Lender, or forborne by Lender (each of the preceding in writing) as long as any Obligations remain outstanding hereunder (other than contingent obligations for which no claim has been made) and Borrower hereby: (x) grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time at its option but without obligation, with or without notice to Borrower, and at Borrower’s sole expense, to do any or all of the following, in Borrower’s name or otherwise; and (y) irrevocably authorizes Lender at Borrower’s expense, to exercise at any time any of the following powers:
(i)    Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all proceeds of any Collateral securing the Obligations or the proceeds thereof;
(ii)    Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender reasonably necessary or desirable to effect collection of, or other realization upon, any claims owed to Borrower;
(iii)    With respect to any of the following established or issued for the benefit of Borrower, either individually or as a member of a class or group, file any claim under (A) any bond; or (B) any trust fund;
(iv)    Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in any assets of Borrower, which sums shall be included as Obligations hereunder until paid;
(v)    File in the name of Borrower or Lender or both: (A) mechanic’s lien or related notices, or (B) Claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty;
(vi)    change the address for delivery of mail to Lender and to receive and open mail addressed to Borrower;
(vii)    File any initial financing statements and amendments thereto that: (A) indicate the Collateral as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or as being of an equal or lesser scope or with greater detail; (B) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization, and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be “as-extracted” Collateral or “timber to be cut”, a sufficient description of real property to which the collateral relates; and (c) contain a notification that Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortuously interfering with Lender’s rights;

(viii)    File any Correction Statement in the name of Borrower under Section 9-518 of the Code that Lender reasonably deems necessary to preserve its rights hereunder; and
(ix)    Without expense to Lender, use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, electronic data information systems, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate and in connection therewith Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower.
(f)    After the occurrence of an Event of Default and for so long as such Event of Default has not been cured to Lender’s satisfaction, waived by Lender, or forborne by Lender (each of the preceding in writing) Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by any Account Debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower’s claims, under Section 3-311 of the Code, or otherwise.
(g)    Borrower grants Lender a full license to use any financial or payment data related to and collected during the term of this Note for internal and administrative purposes only; provided, that no personally identifiable information shall be disclosed to the public. Any information provided by Borrower under this Section 10(h) shall be treated as confidential information subject to Section 13(i).
11.    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Note must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 11.
If to Borrower:    BurgerFi International, Inc.
200 West Cypress Creek Drive
Suite 220
Fort Lauderdale, FL 33309

Attn: Legal Department
Email: Legal@Burgerfi.com

If to Lender:    CP7 Warming Bag, L.P.
599 W. Putnam Avenue
Greenwich, CT 06830
Attn: David Heidecorn
Email: David.Heidecorn@lcatterton.com
12.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
New York law governs this Note without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York; provided, however, that nothing in this Note shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on any security for the Obligations or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 11 of this Note and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS NOTE. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
13.    GENERAL PROVISIONS
(a)    This Note binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Note or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Note (including all or a portion of the Loans and Obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the consent of

Borrower (such consent not to be unreasonably withheld or delayed) unless (i) an Event of Default shall have occurred and is continuing at the time of such assignment or (ii) such assignment is to an Affiliate of Lender or an Approved Fund; provided, further, that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Lender within ten (10) Business Days after having received notice thereof. In addition, Lender may at any time, sell participations to any Person (other than a natural Person) in all or a portion of Lender’s rights and/or obligations under this Note (including all or a portion of the Loans owing to it), subject to the consent of Borrower (such consent not to be unreasonably withheld or delayed) unless (i) an Event of Default shall have occurred and is continuing at the time of the sale of such participation or (ii) such participation is sold to an Affiliate of Lender or an Approved Fund; provided that (i) Lender’s obligations under this Note shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Note, and (iv) any agreement or instrument pursuant to which Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Note and the rights under all Loan Documents and to approve any amendment, modification or waiver of any provision of this Note and any other Loan Document. It is acknowledged, confirmed and agreed that Borrower may withhold its consent to any such assignment or participation if a result thereof would be the imposition of any material additional withholding pursuant to Section 14 hereof.
(b)    To the extent permitted by applicable law, Borrower shall indemnify and hold harmless the Lender and each of its respective Affiliates and each of their respective officers, directors, employees, advisors and agents (each an “Indemnified Person”) from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all losses, claims, damages, liabilities, costs and expenses (including without limitation reasonable fees and expenses of legal counsel), joint or several, which may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with any investigation, litigation or other proceeding or preparation of a defense in connection therewith) (collectively, “Claims”), in each case arising out of or in connection with: (a) this Note or (b) any other transaction contemplated by any of the foregoing, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s own gross negligence or willful misconduct or that of its respective Affiliates or each of their respective officers, directors, employees, advisors and agents. No Indemnified Person shall be liable for any damage arising from the use by others of information materials obtained through electronic, telecommunications or other information systems, except to the extent such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnified Person. In addition, no Indemnified Person shall be liable for any special, indirect, consequential or punitive damages in connection with the Term Loan.

(c)    This Section 13 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
(d)    Time is of the essence for the performance of all Obligations in this Note.
(e)    Each provision of this Note is severable from every other provision in determining the enforceability of any provision.
(f)    No purported amendment or modification of this Note, or waiver, discharge or termination of any obligation under this Note, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Note. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Note represents the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto about the subject matter of this Note merge into this Note.
(g)    This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.
(h)    In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Term Loan (provided, however, that, for any such disclosure to a prospective transferee or purchaser at any time prior to the occurrence and continuance of an Event of Default, Lender shall first obtain the prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under this Note; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Note) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use confidential information for the development of databases, reporting purposes and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Note.
(i)    In any action or proceeding among Borrower and Lender arising out of or relating to this Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
(j)    The words “execution,” “signed,” “signature” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
(k)    The headings used in this Note are for convenience only and shall not affect the interpretation of this Note.
(l)    The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Note. In cases of uncertainty this Note shall be construed without regard to which of the parties caused the uncertainty to exist.
(m)    The relationship of the parties to this Note is determined solely by the provisions of this Note. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
(n)    Nothing in this Note, whether express or implied, is intended to: (i) confer any benefits, rights or remedies under or by reason of this Note on any persons other than the express parties to it and their respective permitted successors and assigns; (ii) relieve or discharge the obligation or liability of any person not an express party to this Note; or (c) give any person not an express party to this Note any right of subrogation or action against any party to this Note.
(o)    Borrower shall at all times keep at its address set forth in Section 11 a register showing (i) the name and address of each holder for the time being of this Note; (ii) the amount (including principal and stated interest) of this Note held by such holder(s); and (iii) the date on which the name of each registered holder was entered in respect of this Note. Any change of name or address on the part of a holder shall forthwith be notified by such holder to Borrower and the register shall be altered accordingly. Except as required by law, Borrower will recognize the registered holder as the owner of this Note, of the principal thereon, the interest from time to time accruing thereon and any other moneys payable in respect thereof. The register shall be available for inspection by any holder (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior notice at the office of Borrower where the register is maintained. The Note is intended to be in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations, and the parties hereto shall report consistently therewith for all tax purposes.
14.    WITHHOLDING
(a)    Payments received by Lender from Borrower under this Note will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto), except to the extent required by any Governmental Authority, applicable law, regulation or international agreement. If any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment payable hereunder to Lender, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction (including such deductions and withholdings applicable to additional sums payable under this Section 14), Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority, provided, however, that no additional amounts shall be required to be paid by Borrower to Lender pursuant to this Section 14 to the extent that any withholding or deduction is in respect of Excluded Taxes. Borrower will, upon request, furnish Lender with proof reasonably satisfactory Lender indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. Provided no Default or Event of Default has occurred and is continuing, Lender agrees to reimburse Borrower for any payments under this Section 14 to the extent Lender receives tax refunds or tax credits on account of such amounts paid by Borrower. The amount to be reimbursed by Lender will be determined by Lender as the amount that will leave Lender (after the reimbursement payment) in the same after-tax position that it would have been in had such withholding or deduction not been required to be made by Borrower. The agreements and obligations of Borrower contained in this Section 14 shall survive the termination of this Note.
(b)    If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made by Borrower under this Note, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation (including, but not limited to, IRS Form W-9 or the appropriate IRS Form W-8, together with any applicable withholding certificates or other underlying documentation) reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by

Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.
(c)    If a payment made to Lender under this Note would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(d)    Lender agrees that if any form or certification Lender previously delivered pursuant to this Section 14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
15.    CONFLICTS. For the avoidance of doubt, in the event of any conflict between the terms of this Note and the terms of the Subordination Agreement, the terms contained within the Subordination Agreement shall prevail.
16.    DEFINITIONS
As used in this Note, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Any reference to “calendar month”, “month” or any variation thereof in this Note or in any other Loan Document shall mean and be a reference to “fiscal month of any Fiscal Year”. As used in this Note, the following capitalized terms have the following meanings:
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Anti-Terrorism Laws” are any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time
“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages Lender.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer.
“Avoidance Claim” means any claim that any lien or payment received by Lender is avoidable under the Bankruptcy Code, any other debtor relief statute, including fraudulent conveyance claims, or through receivership, assignment for the benefit of creditors or any equivalent type payment recovery laws, rules or regulations intended to benefit creditors.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Borrower” has the meaning set forth in the preamble hereof.
“Business Day” has the meaning ascribed thereto in the Senior Credit Agreement.
“Claims” has the meaning set forth in Section 13(b).
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s lien on any collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means, with respect to any Borrower, any and all right, title and interest of such Borrower in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter: (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 16(a) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright License” means any written agreement, naming any Borrower as licensor, granting any right under any Copyright.
“Copyrights” means all rights, title and interests arising under applicable laws in copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and all renewals thereof.
“Credit Parties” has the meaning ascribed thereto in the Senior Credit Agreement.
“Debtor Relief Laws” has the meaning ascribed thereto in the Senior Credit Agreement.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 2(b).
“Delayed Draw Term Loan” has the meaning ascribed thereto in the Senior Credit Agreement.
“Dollars”, “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” has the meaning ascribed thereto in the Senior Credit Agreement.
“Equity Interests” has the meaning ascribed thereto in the Senior Credit Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” has the meaning set forth in Section 9.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Lender required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Note, or sold or assigned an interest in this Note), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in this Note pursuant to a law in effect on the date on which (i) Lender acquires such interest in this Note, or (ii) Lender changes its lending office, except to the extent that amounts with respect to such Taxes were payable to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to provide the documentation or forms required to be provided or reasonably requested by Borrower pursuant to Section 14 and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Fiscal Year” has the meaning ascribed thereto in the Senior Credit Agreement.
“Foreign Subsidiary” has the meaning ascribed thereto in the Senior Credit Agreement.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 of the Senior Credit Agreement, accounting principles generally accepted in the United States in effect as of the date of determination thereof.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantors” has the meaning ascribed thereto in the Senior Credit Agreement.
“Guaranty” means the Guaranty and Security Agreement, dated as of the date hereof, made by the Guarantors in favor of Lender.
“Hot Air” means Hot Air, Inc., a Delaware corporation.
“Indebtedness” has the meaning ascribed thereto in the Senior Credit Agreement.
“Indemnified Person” has the meaning set forth in Section 13(b).
“Insolvency Proceeding” means (a) any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief, or (b) Borrower taking any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for: (i) it to be adjudicated or found insolvent, (ii) the winding-up or dissolution of Borrower, or (iii) the appointment of a trustee, receiver, administrative receiver, administrator or similar officer in respect of Borrower or any of its assets.
“Lender” has the meaning set forth in the preamble hereof.

“Lender Entities” has the meaning set forth in Section 13(i).
“Lender Expenses” means all reasonable and documented costs and expenses (including reasonable fees and expenses of Lender’s outside counsel) for preparing, amending, negotiating, administering, defending and enforcing this Note (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Lender with respect to Borrower hereunder.
“Loan Documents” means this Note, the Guaranty and any other document, agreement or instrument executed or delivered at any time in connection herewith or therewith, as each such document is amended, restated, refinanced, replaced, increased, supplemented or otherwise modified from time to time. For the avoidance of doubt, no document, agreement or instrument executed in respect of any equity interests of Parent, or any Affiliate of Parent, shall constitute a Loan Document.
“Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets, or financial condition of Parent and its Subsidiaries taken as a whole; (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations; (c) the legality, validity, binding effect, or enforceability against a Credit Party of any document delivered to the Lender in connection with this Note to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, the Lender under any document delivered to the Lender in connection with this Note.
“Maturity Date” means the date that is the second anniversary of the Senior Credit Agreement Maturity Date.
“Note” has the meaning set forth in the preamble hereof.
“Obligations” means Borrower’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts Borrower owes Lender now or later, whether under this Note or the other Loan Documents, including any interest accruing hereunder or thereunder after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender in connection herewith or therewith, and to perform Borrower’s duties under this Note.
“Organizational Documents” has the meaning ascribed thereto in the Senior Credit Agreement.
“Paid-in-Full” or “Payment-in-Full” has the meaning ascribed thereto in the Subordination Agreement.
“Parent” has the meaning set forth in the preamble hereof.
“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Borrower of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means all rights, title and interests arising under applicable laws in letters patent of the United States or any other country and all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.
“Permitted Liens” has the meaning ascribed thereto in the Senior Credit Agreement.
“Person” means any individual, sole proprietorship, partnership (whether or not having separate legal personality), limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“PIK Interest” has the meaning set forth in Section 2(a).
“Pledged Equity” means, with respect to each Borrower, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of Hot Air or Parent that is directly owned by such Borrower and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each Foreign Subsidiary of Hot Air or Parent that is directly owned by such Borrower, including the Equity Interests of the Subsidiaries owned by such Borrower as set forth on Schedule 16(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(a)    all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(b)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Borrower.
“Requirements of Law” means, as to any Person, means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.
“Senior Administrative Agent” means Regions Bank, in its capacity as administrative agent for the Senior Lenders.
“Senior Collateral Agent” means Regions Bank, in its capacity as collateral agent for the Senior Lenders.

“Senior Credit Agreement” means the Credit Agreement, dated as of December 15, 2015, between and among the Senior Lenders, the Senior Administrative Agent, the Senior Collateral Agent, the Borrower and certain Subsidiaries and Affiliates of the Borrower party thereto from time to time, as amended, supplemented or amended and restated from time to time; provided that no credit agreement, loan agreement or other agreement which replaces such Credit Agreement or refinances any of the Senior Obligations shall constitute the “Senior Credit Agreement” for the purposes hereof.
“Senior Credit Agreement Maturity Date” means the “Maturity Date” under and as defined in the Senior Credit Agreement.
“Senior Lenders” means the “Lenders” under and as defined in the Senior Credit Agreement.
“Senior Obligations” means the “Obligations” under and as defined in the Senior Credit Agreement.
“Solvent” has the meaning ascribed thereto in the Senior Credit Agreement.
“Subordination Agreement” has the meaning set forth in the legend to this Note.
“Subsidiary” has the meaning ascribed thereto in the Senior Credit Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means the term loan in the principal amount of $15,100,000 made by Lender to Borrower on the date hereof.
“Trademark License” means any agreement, written or oral, providing for the grant by or to a Borrower of any right to use any Trademark.
“Trademarks” means all rights, title and interests arising under applicable laws in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and all renewals thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Secured Promissory Note to be executed as of the date first written above.

BORROWER:
BURGERFI INTERNATIONAL, INC.

By: /s/ Michael Rabinovitch
Name: Michael Rabinovitch
Title: Chief Financial Officer

PLASTIC TRIPOD, INC

By: /s/ Michael Rabinovitch
Name: Michael Rabinovitch
Title: Chief Financial Officer

LENDER:
CP7 WARMING BAG, L.P.

By: /s/ Andrew C. Taub
Name: Andrew C. Taub
Title: Authorized Officer

[Signature page to Secured Promissory Note]

Schedule 16(a)
Commercial Tort Claims
None.

[Signature page to Secured Promissory Note]

Schedule 16(b)

Pledged Equity

Obligor: Plastic Tripod, Inc.
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged
ACFP Management, Inc.	1,000	3	100%	100%

Obligor: BurgerFi International, Inc.
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged
BURGERFI INTERNATIONAL, LLC	N/A	N/A	100%	100%
Hot Air, Inc.	122,542.644	9	100%	100%